Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1994 - B Owner Trust
                           For the Month of October
                    Distribution Date of November 17, 1997
                           Servicer Certificate #40

Original Pool Amount                                      $215,029,773.64

Beginning Pool Balance                                     $30,605,645.43
Beginning Pool Factor                                           0.1423321

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,200,065.69
     Interest Collected                                       $245,570.58

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $50,124.98
Total Additional Deposits                                      $50,124.98

Repos / Chargeoffs                                             $13,693.10
Aggregate Number of Notes Charged Off                                  27

Total Available Funds                                       $3,398,068.39

Ending Pool Balance                                        $27,489,579.50
Ending Pool Factor                                              0.1278408

Servicing Fee                                                  $25,504.70

Repayment of Servicer Advances                                 $97,692.86

Reserve Account:
     Beginning Balance  (see Memo Item)                     $4,415,617.06
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $4,300,595.47
     (Release) / Deposit                                     ($115,021.59)
     Ending Balance                                         $4,300,595.47

Current Weighted Average APR:                                       8.715%
Current Weighted Average Remaining Term (months):                   15.08

Delinquencies                                              Dollars        Notes
     Installments:              1 - 30 days              $342,261.68       240
                                31 - 60 days              $89,556.96        60
                                60+  days                $104,250.87        28

     Total:                                              $536,069.51       248

     Balances:                  60+  days                $692,031.85        28

Memo Item - Reserve Account
     Prior Month                                       $4,300,595.47
+    Invest. Income                                       $19,799.08
+    Excess Serv.                                         $95,222.51
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $4,415,617.06

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  October

                                                                    NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1         CERTIFICATES
                                              $215,029,773.64     $207,503,000.00      $7,526,773.64
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                 6.400%             6.625%

Beginning Pool Balance                          $30,605,645.43
Ending Pool Balance                             $27,489,579.50

Collected Principal                              $3,102,372.83
Collected Interest                                 $245,570.58
Charge - Offs                                       $13,693.10
Liquidation Proceeds / Recoveries                   $50,124.98
Servicing                                           $25,504.70
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $3,372,563.69

Beginning Balance                               $30,201,920.53      $29,144,121.74      $1,057,798.79

Interest Due                                       $161,275.25         $155,435.32          $5,839.93
Interest Paid                                      $161,275.25         $155,435.32          $5,839.93
Principal Due                                    $3,116,065.93       $3,007,003.62        $109,062.31
Principal Paid                                   $3,116,065.93       $3,007,003.62        $109,062.31

Ending Balance                                  $27,085,854.60      $26,137,118.12        $948,736.48
Note / Certificate Pool Factor                                              0.1260             0.1260
   (Ending Balance / Original Pool Amount)
Total Distributions                              $3,277,341.18       $3,162,438.94        $114,902.24

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                    $95,222.51
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $4,415,617.06
(Release) / Draw                                  ($115,021.59)
Ending Reserve Acct Balance                      $4,300,595.47

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  October


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                    4                  3                 2                 1
                                         Jun-97                Jul-97            Aug-97             Sep-97            Oct-97

Beginning Pool Balance               $42,521,808.43       $38,934,169.80     $36,106,487.04    $33,052,185.09    $30,605,645.43

A)   Loss Trigger:
Principal of Contracts Charged Off       $22,643.17           $34,640.48         $45,095.09        $11,238.97        $13,693.10
Recoveries                                    $0.00           $95,536.23         $60,994.70        $52,310.89        $50,124.98

Total Charged Off (Months 5, 4, 3)      $102,378.74
Total Recoveries (Months 3, 2, 1)       $163,430.57
Net Loss / (Recoveries) for 3 Mos       ($61,051.83)(a)

Total Balance (Months 5, 4, 3)      $117,562,465.27 (b)

Loss Ratio Annualized  [(a/b) * (12)]       -0.6232%

Trigger:  Is Ratio > 1.5%                        No
                                                                                 Aug-97             Sep-97            Oct-97

B)   Delinquency Trigger:                                                       $550,541.70       $664,327.72       $692,031.85
     Balance delinquency 60+ days                                                  1.52477%          2.00994%          2.26112%
     As % of Beginning Pool Balance                                                1.42151%          1.55378%          1.93194%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer